As filed with the Securities and Exchange Commission on March 30, 2009

Registration No. 333-114801

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERWOVEN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0523543
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
160 East Tasman Drive
San Jose, California 95134
(Address of Principal Executive Offices, including ZIP code)
1999 Employee Stock Purchase Plan
(Full Title of the Plan)

Andrew M. Kanter
Secretary
Interwoven, Inc.
160 East Tasman Drive
San Jose, California 95134
(408) 774-2000
(Name, Address and Telephone Number of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

REMOVAL OF SECURITIES FROM REGISTRATION
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by Interwoven, Inc., a Delaware corporation (the “Registrant”), relates to the Registration Statement on Form S-8 (File No. 333-114801) filed by the Registrant with the Securities and Exchange Commission on April 23, 2004 (the “Registration Statement”). The offering contemplated by the Registration Statement has terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant hereby removes from registration, by means of this Post-Effective Amendment to the Registration Statement, any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 27th day of March, 2009.

INTERWOVEN, INC.
By:	/s/ Andrew M. Kanter
Andrew M. Kanter
Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons on the date indicated.

Signature	Title	Date

/s/ Sushovan Hussain	President and Treasurer and Director	March 27, 2009
Sushovan Hussain	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew M. Kanter Andrew M. Kanter	Director	March 27, 2009